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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    Form 8-A
                           FOR REGISTRATION OF CERTAIN
                              CLASSES OF SECURITIES
                            PURSUANT TO SECTION 12(b)
                                 OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




                                Comstock Bancorp
             (Exact name of Registrant as Specified in Its Charter)

                Nevada                                            86-0856406
    (State or Other Jurisdiction of                            (I.R.S. Employer
    Incorporation or Organization)                           Identification No.)

                                c/o Comstock Bank
                                 6275 Neil Road
                               Reno, Nevada 89511


If this Form relates to the                    If this Form relates to the
registration of a class of                     registration of a class of debt
debt securities and is                         securities and is to become
effective upon filing pursuant                 effective simultaneously with
to General Instruction A(c)(1)                 the effectiveness of a concurrent
please check the following                     registration statement under the
box.                                           Securities Act of 1933 pursuant
                                               to General Instruction A(c)(2)
                                               please check the following box.



        Securities to be registered pursuant to Section 12(b)of the Act:

                                      None


        Securities to be registered pursuant to Section 12(g)of the Act:

                     Common Stock, par value $.01 per share
                                (Title of Class)
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ITEM 1.           Description of Registrant's Securities to be Registered.

         Reference is made to the Registrant's Registration Statement on Form S-4 dated March 25, 1997 (Commission File No. 333-23923), as amended April 14, 1997, and the form of Proxy Statement/Prospectus included therein (the "Registration Statement"). The sections of the Proxy Statement/Prospectus included in the Registration Statement entitled "Description of the Reorganization" and "Description of Bancorp Capital Stock" are hereby incorporated by reference.


ITEM 2.  Exhibits.

         Reference is made to Item 21 of the Registration Statement entitled "Exhibits." The following exhibits listed therein are hereby incorporated by reference:

         (i)      Exhibit 3.1, Articles of Incorporation of Comstock Bancorp.

         (ii)     Exhibit 3.2, Bylaws of Comstock Bancorp.


                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       COMSTOCK BANCORP



Dated:   April 16, 1997                By: /s/ Robert N. Barone
                                           --------------------
                                           Robert N. Barone
                                           Chairman of the Board of Directors,
                                           Chief Executive Officer and Treasurer
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